Exhibit 99.1

Shoals Technologies Group, Inc. Reports Financial Results for Third Quarter 2025
–Record Quarterly Revenue of $135.8 million, an increase of 32.9% year over year –
–Gross Margin of 37.0% –
–Operating Profit of $18.7 million –
–Adjusted EBITDA1 of $32.0 million –
–Record Backlog and Awarded Orders of $720.9 million –
–Provides Fourth Quarter and Full Year 2025 Revenue Outlook –

PORTLAND, TN. – November 4, 2025 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system (“EBOS”) solutions and components for the global energy transition market, today announced results for its third quarter ended September 30, 2025.

“I’m very pleased with our third quarter’s performance, delivering revenue above the high-end of our guided range, record backlog and awarded orders of $720.9 million, and a book to bill of 1.4. We are executing our strategic plan of accelerating growth within our core domestic utility scale solar market and expanding our offering into attractive high growth applications. We remain encouraged by the strong customer reception of new products and capabilities, which allows us to continue to both grow share in key segments and diversify our business into new end markets,” said Brandon Moss, CEO of Shoals.

“While public policy has brought some complexity and volatility to the financial markets this year, the massive increase in energy consumption we’re experiencing is driving an enormous long-term investment cycle in new power generation. The underlying fundamentals of our markets have steadily improved this year, and customers remain very constructive on new projects moving forward, as seen in our record quoting activity. We remain focused on meeting the strong customer demand we see ahead with the investment we’ve made in our new state of the art production facility, and are exceptionally well positioned to succeed in the coming year,” added Mr. Moss.
1Non-GAAP financial measures referenced in this release are used by management to assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the non-GAAP reconciliation in this release. Non-GAAP measures should not be used as a substitute for the closest comparable GAAP measures.

Third Quarter 2025 Financial Results
Revenue increased 32.9%, to $135.8 million, compared to $102.2 million for the prior-year period, driven by strong underlying demand of products, the impact of market share capture initiatives, and an increase in volume of projects in the current year.

Gross profit was $50.3 million, compared to $25.4 million in the prior-year period. Gross profit as a percentage of revenue was 37.0% compared to 24.8% in the prior-year period. The increase from the prior-year period was driven by $13.3 million in wire insulation shrinkback warranty expense recorded in Q3 2024 and not recurring in the current period.

General and administrative expenses were $29.4 million, compared to $18.7 million during the same period in the prior year. The increase in general and administrative expenses was the result of a $5.7 million increase in legal expenses for ongoing matters related to wire insulation shrinkback, intellectual property, and shareholder litigation matters along with $3.5 million in increased cash and share-based incentive compensation expense in comparison to the prior year period.

Income from operations was $18.7 million, compared to $4.5 million during the prior-year period.

Net income was $11.9 million compared to $(0.3) million during the prior-year period. Earnings per share was $0.07 compared to $(0.00) in the prior-year period.

Adjusted EBITDA1 was $32.0 million, compared to $24.5 million in the prior-year period.

Adjusted net income1 was $21.0 million compared to $13.9 million during the prior-year period. Adjusted diluted earnings per share1 were $0.12 compared to 0.08 in the prior-year period.

Backlog and Awarded Orders
The Company’s backlog and awarded orders as of September 30, 2025, were $720.9 million, representing a 21.0% increase compared to the prior-year period and a 7.4% sequential increase from June 30, 2025. The increase in backlog and awarded orders as compared to the prior-year period reflects consistent demand for the Company’s innovative products, with growth in international markets, which comprises more than 11.5% of backlog and awarded orders.

Backlog represents signed purchase orders or contractual minimum purchase commitments with take-or-pay provisions and awarded orders are orders we are in the process of documenting with a contract but for which a contract has not yet been signed.

Fourth Quarter 2025 Outlook

At this time, the Company is providing an outlook for the fourth quarter. Based on current business conditions, business trends and other factors, for the quarter ending December 31, 2025, the Company expects:
•Revenue in the range of $140.0 million to $150.0 million
•Adjusted EBITDA1 in the range of $35.0 million to $40.0 million

Full Year 2025 Outlook
Based on current business conditions, business trends and other factors, for the full year 2025, the Company expects:
•Revenue in the range of $467.0 million to $477.0 million
•Adjusted EBITDA1 in the range of $105.0 million to $110.0 million
•Cash flow from operations in the range of $15.0 million to $25.0 million
•Capital expenditures in the range of $30.0 million to $40.0 million
•Interest expense in the range of $8.0 million to $12.0 million

A reconciliation of Adjusted EBITDA1 guidance, which is a forward-looking measure that is a non-GAAP measure, to the most closely comparable GAAP measure is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty in predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measure may include the impact of such items as non-cash share-based compensation, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA. We expect to continue to exclude these items in future disclosures of this non-GAAP measure and may also exclude other similar items that may arise in the future.

Webcast and Conference Call Information
Company management will host a webcast and conference call on November 4, 2025, at 8:00 a.m. Eastern Time, to discuss the Company’s financial results.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at https://investors.shoals.com.

About Shoals Technologies Group, Inc.
Shoals Technologies Group, Inc. is a leading provider of electrical balance of system (“EBOS”) solutions and components, including battery energy storage solutions (“BESS”) and Original Equipment Manufacturer (“OEM”) components, for the global energy transition market. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 70 GW of solar systems globally. For additional information, please visit: https://www.shoals.com.

Investor Relations Contact
Shoals Technologies Group, Inc.
Email: investors@shoals.com

Forward-Looking Statements
This report contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations; expectations regarding the utility-scale solar market; project delays; regulatory environment, including changes or potential changes to such environment; the effects of strategic pricing actions, volume discounts and customer mix in our key markets; pipeline and orders; business strategies, plans and expectations, including sales and marketing goals; technology developments; financing and investment plans; warranty and liability accruals and estimates of loss or gains; estimates of potential loss related to the wire insulation shrinkback matter discussed in our public filings; litigation strategy and expected benefits or results from the current intellectual property and wire insulation shrinkback litigation; potential growth opportunities, including opportunities associated with our entry into new markets; production and capacity at our plants; and potential share repurchases under the Company’s Share Repurchase Program discussed in our public filings. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
Some of the key factors and scenarios that could cause actual results to differ from our expectations include, among others, If demand for solar energy projects diminishes, we may not be able to grow; if we fail to accurately estimate the potential losses related to the wire insulation shrinkback matter, or fail to recover the costs and expenses incurred by us from the supplier; the interruption of the flow of raw materials from international vendors has disrupted our supply chain, including as a result of the imposition of additional duties, tariffs, and other charges on imports and exports; the imposition of trade restrictions, import tariffs, anti-dumping, and countervailing duties; we have modified, and in the future may modify, our business strategy to abandon lines of business or implement new lines of business, and modifying our business strategy could have an adverse effect on our business and financial results; amounts included in our backlog and awarded orders may not result in actual revenue or translate into profits; defects or performance problems in our products or their parts, whether due to manufacturing, installation, or use, including those related to the wire insulation shrinkback matter, have a high consequence of failure and can lead to equipment and systems failure, physical injury or death; we have experienced, and may experience in the future, delays, disruptions, quality control, or reputational problems in our manufacturing operations in part due to our vendor concentration; if we fail to retain our key personnel and attract additional qualified personnel; our products are primarily manufactured and shipped from our production facilities in Tennessee, and any damage or disruption at these facilities may harm our business; we may face difficulties with respect to the planned consolidation and relocation of our Tennessee-based manufacturing and distribution operations, and may not realize the benefits thereof; safety issues may subject us to penalties, negatively impact customer relationships, result in higher operating costs, and negatively impact employee morale and turnover; the market for our products is competitive, and we face increased competition as new and existing competitors introduce EBOS system solutions and components; macroeconomic conditions, including high inflation, high interest rates, and geopolitical instability, impact our business and financial results; we are subject to risks associated with the patent infringement complaints that we filed with the U.S. International Trade Commission (“ITC”) and District Courts; if we fail to, or incur significant costs in order to obtain, maintain, protect, defend, or enforce our intellectual property portfolio and other proprietary rights, including the patents we are asserting in ongoing patent infringement litigation; acquisitions, joint ventures, and/or investments and the failure to integrate acquired businesses could disrupt our business; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment could harm our business; a significant drop in the price of electricity may harm our business; the unauthorized access to our information technology systems or the disclosure of personal or sensitive data or confidential information, whether through a breach of our computer system or otherwise, could severely disrupt our business; failure of our information technology systems, including those managed by third parties, whether intentional or inadvertent, could lead to delays in our business operations and, if significant or extreme, affect our results of operations; our expansion outside the U.S. could subject us to additional business, financial, regulatory, and competitive risks; our indebtedness could adversely affect our financial flexibility, restrict our current and future operations, and our competitive position; existing electric utility industry, federal, state, and municipal renewable energy and solar energy policies and regulations, including zoning and siting laws, and any subsequent changes, present technical, regulatory, and economic barriers to the purchase and use of solar energy systems that may significantly reduce demand for our products or harm our ability to compete; changes in tax laws or regulations that are applied adversely to us, or our customers could materially adversely affect our business, financial condition, results of operations, and prospects; and the market price of our Class A common stock may decline and may continue to be subject to significant volatility.
These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that our actual future results may be materially different from what we expect.
Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share (“EPS”)
We define Adjusted Gross Profit as gross profit plus wire insulation shrinkback expenses. We define Adjusted Gross Profit Percentage as Adjusted Gross Profit divided by revenue. We define Adjusted EBITDA as net income plus/(minus) (i) interest expense, (ii) interest income, (iii) income tax expense, (iv) depreciation expense, (v) amortization of intangibles, (vi) equity-based compensation, (vii) gain on sale of assets, (viii) wire insulation shrinkback expenses, (ix) wire insulation shrinkback litigation expenses, and (x) plant optimization expenses. We define Adjusted Net Income as net income plus (i) amortization of intangibles, (ii) amortization / write-off of deferred financing costs, (iii) equity-based compensation, (iv) gain on sale of asset, (v) wire insulation shrinkback expenses, (vi) wire insulation shrinkback litigation expenses, and (vii) plant optimization expenses, all net of applicable income taxes. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average shares of Class A common stock outstanding for the applicable period.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS: (i) as factors in evaluating management’s performance when determining incentive compensation, as applicable; (ii) to evaluate the effectiveness of our business strategies; and (iii) because our credit agreement uses measures similar to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to measure our compliance with certain covenants.
Among other limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures.
Because of these limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of gross profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage, net income to Adjusted EBITDA, and net income to Adjusted Net Income and Adjusted Diluted EPS below and not rely on any single financial measure to evaluate our business.

Shoals Technologies Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except shares and par value)

	September 30, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$8,589	$23,511
Accounts receivable, net	117,464	78,181
Unbilled receivables	7,705	20,834
Inventory	60,350	55,977
Other current assets	7,085	9,849
Total Current Assets	201,193	188,352
Property, plant and equipment, net	49,187	28,222
Goodwill	69,941	69,941
Other intangible assets, net	35,395	41,083
Deferred tax assets	443,586	454,160
Right-of-use operating lease assets	47,079	1,786
Other assets	5,410	9,536
Total Assets	$851,791	$793,080

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$33,941	$20,032
Accrued expenses and other	27,281	12,541
Warranty liability—current portion	4,556	29,602
Deferred revenue	26,099	18,737
Total Current Liabilities	91,877	80,912
Revolving line of credit	126,750	141,750
Right-of-use operating lease liabilities	39,492	1,235
Warranty liability, less current portion	3,041	11,392
Other long-term liabilities	991	991
Total Liabilities	262,151	236,280
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.00001 par value - 5,000,000 shares authorized; none issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized; 171,294,097 and 170,670,779 shares issued; 167,385,710 and 166,762,392 outstanding as of September 30, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	490,879	483,550
Treasury stock, at cost, 3,908,387 shares as of September 30, 2025 and December 31, 2024, respectively	(25,272)	(25,331)
Retained earnings	124,031	98,579
Total stockholders' equity	589,640	556,800
Total Liabilities and Stockholders’ Equity	$851,791	$793,080

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$135,804	$102,165	$327,006	$292,221
Cost of revenue	85,552	76,789	207,412	190,388
Gross profit	50,252	25,376	119,594	101,833
Operating expenses
General and administrative expenses	29,423	18,743	74,180	60,733
Depreciation and amortization	2,158	2,109	6,433	6,411
Total operating expenses	31,581	20,852	80,613	67,144
Income from operations	18,671	4,524	38,981	34,689
Interest expense	(2,832)	(3,173)	(7,483)	(10,913)
Interest income	38	85	232	400
Gain (loss) on sale of assets	(7)	—	3,127	—
Income before income taxes	15,870	1,436	34,857	24,176
Income tax expense	(3,991)	(1,703)	(9,405)	(7,867)
Net income (loss)	$11,879	$(267)	$25,452	$16,309

Earnings (loss) per share of Class A common stock:
Basic	$0.07	$ (0.00)	$0.15	$0.10
Diluted	$0.07	$ (0.00)	$0.15	$0.10
Weighted average shares of Class A common stock outstanding:
Basic	167,369	167,318	167,206	169,190
Diluted	168,750	167,381	167,725	169,310

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash Flows from Operating Activities
Net income	$25,452	$16,309
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,984	9,332
Amortization/write off of deferred financing costs	467	2,937
Gain on sale of asset	(3,127)	—
Equity-based compensation	7,674	10,392
Provision for obsolete or slow-moving inventory	1,090	1,505
Provision for warranty expense	256	15,203
Deferred taxes	10,574	8,184
Changes in assets and liabilities:
Accounts receivable	(39,283)	11,817
Unbilled receivables	13,129	26,344
Inventory	(5,463)	(14,555)
Other assets	2,465	(2,668)
Accounts payable	12,566	9,347
Accrued expenses and other	11,661	(10,707)
Warranty liability	(33,653)	(15,374)
Deferred revenue	7,362	(1,666)
Net Cash Provided by Operating Activities	21,154	66,400
Cash Flows from Investing Activities
Purchases of property, plant and equipment	(25,879)	(6,862)
Proceeds from sale of property, plant and equipment	5,088	—
Net Cash Used in Investing Activities	(20,791)	(6,862)
Cash Flows from Financing Activities
Employee withholding taxes related to net settled equity awards	(344)	(1,170)
Payments on term loan facility	—	(143,750)
Proceeds from revolving credit facility	50,000	148,750
Repayments of revolving credit facility	(65,000)	(47,000)
Deferred financing costs	—	(2,638)
Repurchase of Class A common stock	—	(25,331)
Excise taxes on treasury stock transactions	59	—
Net Cash Used in Financing Activities	(15,285)	(71,139)
Net Decrease in Cash and Cash Equivalents	(14,922)	(11,601)
Cash and Cash Equivalents—Beginning of Period	23,511	22,707
Cash and Cash Equivalents—End of Period	$8,589	$11,106

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

Reconciliation of Gross Profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$135,804	$102,165	$327,006	$292,221
Cost of revenue	85,552	76,789	207,412	190,388
Gross profit	$50,252	$25,376	$119,594	$101,833
Gross profit percentage	37.0%	24.8%	36.6%	34.8%

Wire insulation shrinkback expenses (a)	$—	$13,298	$—	$13,765
Adjusted gross profit	$50,252	$38,674	$119,594	$115,598
Adjusted gross profit percentage	37.0%	37.9%	36.6%	39.6%

Reconciliation of Net Income to Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$11,879	$(267)	$25,452	$16,309
Interest expense	2,832	3,173	7,483	10,913
Interest income	(38)	(85)	(232)	(400)
Income tax expense	3,991	1,703	9,405	7,867
Depreciation expense	1,466	1,254	4,296	3,643
Amortization of intangibles	1,909	1,897	5,710	5,689
Equity-based compensation	2,421	1,282	7,675	10,392
(Gain) loss on sale of asset	7	—	(3,127)	—
Wire insulation shrinkback expenses (a)	—	13,298	—	13,765
Wire insulation shrinkback litigation expenses (b)	6,831	2,278	11,906	4,499
Plant optimization expenses (c)	676	—	676	—
Adjusted EBITDA	$31,974	$24,533	$69,244	$72,677

Reconciliation of Net Income to Adjusted Net Income (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$11,879	$(267)	$25,452	$16,309
Amortization of intangibles	1,909	1,897	5,710	5,689
Amortization / write-off of deferred financing costs	156	156	467	2,937
Equity-based compensation	2,421	1,282	7,675	10,392
(Gain) loss on sale of asset	7	—	(3,127)	—
Wire insulation shrinkback expenses (a)	—	13,298	—	13,765

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Wire insulation shrinkback litigation expenses (b)	6,831	2,278	11,906	4,499
Plant optimization expenses (c)	676	—	676	—
Tax impact of adjustments (d)	(2,880)	(4,709)	(5,594)	(9,209)
Adjusted Net Income	$20,999	$13,935	$43,165	$44,382
(a)    For the three and nine months ended September 30, 2025, represents no wire insulation shrinkback warranty expenses related to the identification, repair and replacement of a subset of wire harnesses presenting unacceptable levels of wire insulation shrinkback, nor any inventory write-downs of wire in connection with wire insulation shrinkback. For the three and nine months ended September 30, 2024, represents (i) $13.3 million of wire insulation shrinkback warranty expenses related to the identification, repair and replacement of a subset of wire harnesses presenting unacceptable levels of wire insulation shrinkback, (ii) zero and $0.5 million, respectively, of inventory write-downs of wire in connection with wire insulation shrinkback. We consider expenses incurred in connection with the identification, repair and replacement of the impacted wire harnesses distinct from normal, ongoing service identification, repair and replacement expenses that would be reflected under ongoing warranty expenses within the operation of our business, which we do not exclude from our non-GAAP measures. In the future, we also intend to exclude from our non-GAAP measures the benefit of liability releases, if any. We believe excluding expenses from these discrete liability events provides investors with a better view of the operating performance of our business and allows for comparability through periods.
(b)    For the three and nine months ended September 30, 2025, represents $6.8 million and $11.9 million, respectively, of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective wire. For the three and nine months ended September 30, 2024, represents $2.3 million and $4.5 million of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective wire. We consider this litigation distinct from ordinary course legal matters given the expected magnitude of the expenses, the nature of the allegations in the Company’s complaint, the amount of damages sought, and the impact of the matter underlying the litigation on the Company’s financial results. In the future, we also intend to exclude from our non-GAAP measures the benefit of recovery, if any. We believe excluding expenses from these discrete litigation events provides investors with a better view of the operating performance of our business and allows for comparability through periods.

(c) For the three and nine months ended September 30, 2025, represents $0.7 million of expenses incurred in connection with actions taken to consolidate our operations into a newly constructed facility, including items such as professional fees, relocation, facility set-up and other costs. We believe excluding expenses from these events provides investors with a better view of the operating performance of our business and allows for comparability through periods.

(d)    Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes. Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax. The adjustment to the provision for income tax reflects the effective tax rates below.

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Statutory U.S. Federal income tax rate	21.0%	21.0%	21.0%	21.0%
Permanent adjustments	0.6%	1.0%	0.6%	0.9%
State and local taxes (net of federal benefit)	2.4%	2.9%	2.4%	2.8%
Effective income tax rate for Adjusted Net Income	24.0%	24.9%	24.0%	24.7%

Calculation of Adjusted Diluted Earnings per Share (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Diluted weighted average shares outstanding	168,750	167,381	167,725	169,310

Adjusted Net Income	$20,999	$13,935	$43,165	$44,382
Adjusted Diluted EPS	$0.12	$0.08	$0.26	$0.26